                                                                     EXHIBIT 4.2



                                   FORM OF


                                   WARRANT

                         TO PURCHASE 230,000 SHARES OF
                                COMMON STOCK OF

                          NHANCEMENT TECHNOLOGIES INC.

                 THIS CERTIFIES THAT, for consideration received of $100.00, Chatfield Dean & Co., Inc. (the "Representative"), or its registered assigns, is entitled to subscribe for and purchase from NHancement Technologies Inc., a Delaware corporation (the "Company"), at any time after _______, 1998 (one year after the Effective Date as defined in the Underwriting Agreement), and prior to ________, 2002 (five years after the Effective Date), subject to earlier termination, up to and including 230,000 fully paid and nonassessable shares of the Common Stock of the Company at a price equal to 120% of the public offering price per share of shares offered in the Company's initial public offering (the "Warrant Exercise Price") pursuant to an Underwriting Agreement dated ________, 1997 by and among the Company, the Representative and James S. Gillespie, subject to the anti-dilution provisions, and to the provisions of Section 10, of this Warrant. The shares which may be acquired upon exercise of this Warrant are referred to herein as the "Warrant Shares"; provided, however, that, for the purpose of Section 8 hereof, the term "Warrant Shares" shall not include any shares acquired upon the exercise of this Warrant which have been sold in the public markets or which may be freely sold or transferred without registration under the Securities Act of 1933, as amended (the "1933 Act"), without regard to any legal limitation on the volume of shares so traded or transferred. As used herein, the term "Holder" means the Representative, any party who acquires all or a part of this Warrant as a registered transferee of the Representative, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; and the term "Common Stock" means and includes the Company's presently authorized common stock, $.01 par value per share, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

         This Warrant is subject to the following provisions, terms and conditions:

                 1.       Exercise; Transferability.

                 (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant, along with a check in payment of the Warrant Exercise Price for such shares or without payment of cash pursuant to Section 10 hereof.

                 (b) This Warrant may not be sold, assigned, hypothecated, or otherwise transferred, other than by will or pursuant to the operation of law, except after __________, 1998 (one year after the Effective Date as defined in the Underwriting Agreement), this Warrant may be transferred to a person who is an officer, director, shareholder, employee or registered representative of the Representative. Further, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred, except as provided in Section 7 hereof. Notwithstanding anything herein to the contrary, this Warrant will expire 30 days after a sale or transfer in accordance with
         Section 7(c) hereof.

                 2.       Exchange and Replacement.

                 Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its principal office for new Warrants of like tenor representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number of Warrant Shares purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and, upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Representative shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. Except as set forth in this Section 2, the Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

                          3.  Issuance of the Warrant Shares.

                 (a) The Company agrees that the shares of Common Stock purchased hereby shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered, with a properly completed notice of exercise, and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of the next section, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

                 (b) Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions become available, and the Warrant shall then remain exercisable for a period of at least 45 calendar days after the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company or the registrations made for the issuance of the Warrant Shares.

                 4.       Covenants of the Company.

                 The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens, claims and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

                 5.       Anti-dilution Adjustments.

                 The provisions of this Warrant are subject to adjustment as provided in this Section 5.

                 (a) The Warrant Exercise Price shall be adjusted from time to time such that, in case the Company shall hereafter:

                      (i) pay any dividends on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

                      (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares; or

                      (iii) combine outstanding shares of Common Stock, by reclassification or otherwise;

         then, in any such event, the Warrant Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price determined by dividing (a) the total number of shares of Common Stock outstanding immediately prior to such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), multiplied by the then existing Warrant Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event (including the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date, in the case of a dividend or distribution, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. All calculations under this subsection shall be made to the nearest cent. In the event that, at any time as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

         (b)     Upon each adjustment of the Warrant Exercise Price pursuant to
         Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Warrant Exercise Price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

                 (c) In case of any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under subsection (a) of this Section above, but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance, and, in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this Section shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                 (d) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such adjusted Warrant Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                 6.       No Voting Rights.

                 This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         7.       Notice of Transfer of Warrant or Resale of the Warrant Shares.

                 (a) Subject to the sale, assignment, hypothecation or other transfer restriction set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If, in the opinion of each such counsel, the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the 1933 Act and applicable state securities laws, and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

                 (b) If, in the opinion of either of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to this Warrant or such Warrant shares to such activities as, in the opinion of both such counsel, are permitted by law.

                 (c) Notwithstanding anything herein to the contrary, this Warrant shall expire 30 days after the sale or transfer hereof to any party who is not identified as (i) an officer of the Representative or
         (ii) an Underwriter or its designee in the Underwriting Agreement.

                 8.       Fractional Shares.

                 Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the Holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of
(a) the excess, if any, of the Market Price on the date of exercise of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share. For purposes of this Section, the term "Market Price" as of a particular date with respect to shares of Common Stock of any class or series means the last reported sale price on such date or, if none, the average of the last reported closing bid and asked prices on any national securities exchange or quoted in the National Association of Securities Dealers, Inc.'s Automated Quotations System ("Nasdaq"), or if not listed on a national securities exchange or quoted in Nasdaq, the average of the last reported closing bid and asked prices as reported by any over-the-counter exchange on which the shares of Common Stock are traded.

         9.      Registration Rights.

                 (a) If at any time after _________, 1998, and prior to ________, 2002 (five years after the Effective Date as defined in the Underwriting Agreement), the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto or such other form as would not allow the registration of such shares) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its equity securities or debt with equity features, it will give written notice to all Holders of this Warrant, any Warrants issued pursuant to Section 2 and/or
         Section 3(a) hereof and any Warrant Shares of its intention to do so and, on the written request of any such Holder given within twenty
         (20) days after receipt of any such notice (which request shall specify the interest in the Warrant Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrant Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Warrant Shares is offered for participation in the proposed offering than, in the reasonable opinion of the managing underwriter of the proposed offering, can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

                 (b) On a one-time basis during the four-year period, commencing __________, 1998 (one year after the Effective Date as defined in the Underwriting Agreement), upon request by the Holder or Holders of a majority in interest of this Warrant, of any Warrants issued pursuant to Section 2 and/or Section 3(a) hereof, and of any Warrant Shares, the Company will promptly, and, in no event, no later than 30 days after such request, take all necessary steps to register on Form S-3 under the 1933 Act (if such Form is then available to the Company) and the securities laws of such states as the Holders may reasonably request, the number of Warrant Shares issued and to be issued upon exercise of the Warrants requested by such Holders in their request to the Company. The Company shall keep effective and maintain any registration, qualification, notification or approval specified in this subparagraph (b) for such period (not to exceed 9 months) as may be reasonably necessary for such Holder or Holders of such Warrant Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law.

                 (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 9, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, Nasdaq fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the offering is underwritten and the Company is otherwise required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders.

                 (d) The Company hereby indemnifies each of the Holders of any Warrant Shares included in any such registration, and the officers and directors, if any, who control such Holders, within the meaning of
         Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder or any underwriter expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its directors, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages, or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

                 10.      Additional Right to Convert Warrant.

                 (a) The Holder of this Warrant shall have the right to require the Company to convert this Warrant (the "Conversion Right") at any time after it is exercisable, but prior to its expiration, into shares of Company Common Stock as provided for in this Section 10. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Warrant Exercise Price) that number of shares of Company Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the Warrant Exercise Price for a Warrant Share in effect immediately prior to the exercise of the Conversion Right from the Fair Market Value of a Warrant Share immediately prior to the date of the exercise of the Conversion Right and multiplying that number by the number of Warrant Shares for which the Conversion Right is being exercised) by (y) the Fair Market Value of a Warrant Share immediately prior to the exercise of the Conversion Right.

                 (b) The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to the expiration of the Warrant, on any business day by delivering a written notice in the form attached hereto (the "Conversion Notice") to the Company at the offices of the Company stating that the Holder desires to exercise the Conversion Right and specifying (i) the total number of shares with respect to which the Conversion Right is being exercised and (ii) a place and date not less than five or more than 20 business days from the date of the Conversion Notice for the closing of such purchase.

                 (c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant and (ii) the Company will deliver to the Holder (A) a certificate or certificates for the number of shares of Company Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share and (B) a new warrant representing the number of shares, if any, with respect to which the Warrant shall not have been exercised.

                 (d) For purposes of this Section 10, Fair Market Value of a Warrant Share as of a particular date (the "Determination Date") shall mean:

                          (i) If the Company's Common Stock is traded on an exchange or is quoted on Nasdaq, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date, and

                          (ii) If the Company's Common Stock is not traded on an exchange or on Nasdaq but is traded on the over-the-counter market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date.

                 IN WITNESS WHEREOF, NHancement Technologies Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of _________, 1997.

                                             NHANCEMENT TECHNOLOGIES
                                             INC.


                                             ___________________________
                                             By:  Esmond T. Goei
                                                 Chairman, President,
                                                 Chief Executive Officer
                                                 and Director

                          NHANCEMENT TECHNOLOGIES INC.
                                WARRANT EXERCISE

                  (To be signed only upon exercise of Warrant)

                 The undersigned, the holder of the Warrant to purchase ______ shares of the Common Stock of NHancement Technologies Inc. hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______ shares of the Common Stock of NHancement Technologies Inc., to which such Warrant relates and herewith makes payment of $____________ therefor in cash or by certified or cashier's check and requests that the certificates for such shares be issued in the name of, and be delivered to _______________________, whose address is set forth below the signature of the undersigned. If said number of shares shall not be all the shares purchasable under the Warrant, a new warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                                          Name of Warrant Holder:

                                          ________________________
                                          (Please print)

                                          Address of Warrant Holder:

                                          ________________________

                                          ________________________

                                          Tax Identification No. or Social
                                          Security No. of Warrant Holder:

                                          ________________________


                                          Signature:  ________________

                                          NOTE: The above signature should
                                          correspond exactly with the name of
                                          the Warrant Holder as it appears on
                                          the first page of the Warrant or on
                                          a duly executed Warrant Assignment

                                          Dated:  ___________________

                          NHANCEMENT TECHNOLOGIES INC.
                               WARRANT ASSIGNMENT

                  (To be signed only upon transfer of Warrant)

                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________, the assignee, whose address is
________________________________________________________________________________
__________, and whose tax identification or social security number is
__________________________, the right represented by the Warrant to purchase
_____ shares of the Common Stock of NHancement Technologies Inc., to which the foregoing Warrant relates and appoints ________ attorney to transfer said right on the books of NHancement Technologies Inc., with full power of substitution in the premises. If said number of shares shall not be all the shares purchasable under the Warrant, a new warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.
The holder of the Warrant and the transferee understand that certain transfers of the Warrant may accelerate the termination date hereof.

                                          Name of Warrant Holder:


                                          ________________________
                                          (Please print)

                                          Address of Warrant Holder:

                                          ________________________

                                          ________________________


                                          Tax Identification No. or Social
                                          Security No. of Warrant Holder:


                                          ________________________

                                          Signature ________________

                                          NOTE: The above signature should
                                          correspond exactly with the name of
                                          the Warrant Holder as it appears on
                                          the first page of the Warrant or on
                                          a duly executed Warrant Assignment

                                          Dated:  ____________________

                          NHANCEMENT TECHNOLOGIES INC.
                               CONVERSION NOTICE

    (To be executed only upon conversion of Warrant pursuant to Section 10)

         The undersigned hereby irrevocably elects to exercise the Conversion Right as provided for in Section 10 of the foregoing Warrant, with respect to _________ of the previously unexercised shares, which shall result pursuant to the conversion provisions of Section 10 in the purchase thereunder of ___________ shares of Common Stock of NHancement Technologies Inc., and herewith tenders the Warrant in full payment for the purchased shares, as provided for in Section 10 of the foregoing Warrant. If said number of shares shall not be all the shares purchasable under the Warrant, a new warrant is to be issued in the name of the undersigned for the remaining balance of the unexercised shares.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share, to:

                                          Name of Warrant Holder:

                                          ________________________
                                          (Please print)

                                          Address of Warrant Holder:

                                          ________________________

                                          ________________________


                                          Tax Identification No. or Social
                                          Security No. of Warrant Holder:


                                          ________________________

                                          Signature ________________

                                          NOTE: The above signature should
                                          correspond exactly with the name of
                                          the Warrant Holder as it appears on
                                          the first page of the Warrant or on
                                          a duly executed Warrant Assignment

                                          Dated:  ____________________